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                                                                    Exhibit 23.0

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated November 12, 2002, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

Registration Statements on Form S-8:

                                               Registration
Name                                           Number            Date Filed
--------------------------------------------------------------------------------
1992 Stock Option Plan, as Amended             333-19251         January 3, 1997
Employee Stock Purchase Plan                   333-30173         June 27, 1997
1997 Stock Option Plan                         333-30357         June 30, 1997
1997 Stock Option Plan, as Amended             333-32160         March 10, 2000
1997 Stock Option Plan, as Amended
and Employee StockPurchase Plan, as Amended    333-64050         June 28, 2001
1997 Stock Option Plan, as Amended
and Employee Stock Purchase Plan, as Amended   333-92384         July 15, 2002

                                                     /s/ Ernst & Young LLP
Baltimore, Maryland
November 15, 2002